Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(846,562)
Unrealized Gain (Loss) on Market Value of Futures	336,939
Dividend Income	255
Interest Income	210
ETF Transaction Fees	700
Total Income (Loss)	$(508,458)

Expenses
General Partner Management Fees	$11,124
Professional Fees	7,393
Brokerage Commissions	512
NYMEX License Fee	222
Prepaid Insurance Expense	153
Non-interested Directors' Fees and Expenses	110
Total Expenses	19,514
Expense Waiver	(5,952)
Net Expenses	$13,562
Net Income (Loss)	$(522,020)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$18,218,176
Additions (50,000 Shares)	646,874
Withdrawals (100,000 Shares)	(1,339,427)
Net Income (Loss)	(522,020)

Net Asset Value End of Month	$17,003,603
Net Asset Value Per Share (1,350,000 Shares)	$12.60

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612